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EXHIBIT 24(1)





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the use of our report dated March 31, 1999 (except with respect to the matters discussed in the first five sentences of paragraph five of Note 17, as to which the date is April 15, 1999) and to all references to our Firm included in or made part of this Amendment No. 1 to the Registration Statement on Form S-1 for Dauphin Technology, Inc.







         /s/Arthur Andersen LLP

         Arthur Andersen  LLP





         Chicago, Illinois


         July 21, 2000